Exhibit 31.2

CERTIFICATION

I, Victor E. Grijalva, Vice President and Chief Financial Officer of WQN, Inc. certify that:

1.	I have reviewed this annual report on Form 10-KSB/A of WQN, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2005

By:	/s/ Victor E. Grijalva

Victor E. Grijalva, Vice President, Chief Financial Officer, Secretary
and Treasurer (Principal Financial and Accounting Officer)

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